Exhibit 10.11

Exhibit 10.11

SHAREHOLDERS AGREEMENT

AGREEMENT dated July 17, 1972, by and among the New York Stock Exchange, Inc. (NYSE), the American Stock Exchange, Inc. (AMEX), and Securities Industry Automation Corporation (SIAC).

W I T N E S S E T H :

SIAC was incorporated under the laws of the State of New York on April 24, 1972 with an authorized capital of 20,000 common shares with a par value of $1.00 per share. NYSE and AMEX own the number of common shares of SIAC set forth below after their respective names:

NYSE	13,200 shares
AMEX	6,600 shares

NYSE and AMEX desire to promote their respective and mutual interests and the interests of SIAC by sharing in the direction and control of SIAC.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties agree as follows:

§ 1. For all purposes of this agreement, unless the context otherwise requires:

A. “Option Price” shall mean the price determined in accordance with the provisions of § 7.

B. “Person” shall mean an individual, a corporation, a partnership, a trust, an unincorporated organization or a government or any agency or political subdivision thereof.

C. “Pledge” shall include the creation of any lien, charge, security interest or other encumbrance.

D. “Principal” shall mean NYSE or AMEX, and shall also mean in respect of either of them, any successor organization formed by or resulting from a consolidation or merger of such corporation or to which such corporation shall sell, lease or otherwise dispose of its properties as an entirety or substantially as an entirety.

E. “Sale” (including, with correlative meaning, “sell”) shall mean any assignment, transfer or other disposition for value, by private sale or by public offering or by enforcement or foreclosure of any pledge.

F. “Shares” shall include any and all shares, interests, participations or other equivalents, however designated, of corporate shares of stock.

G. “SIAC” shall mean Securities Industry Automation Corporation, a New York corporation, one of the parties hereto, and shall also mean any successor organization formed by or resulting from a consolidation or merger of SIAC or to which SIAC shall sell, lease or otherwise dispose of its properties as an entirety or substantially as an entirety and any subsidiary of SIAC or any such successor organization.

H. “Subject Shares” shall mean all shares of SIAC presently held or at any time hereafter acquired by either Principal from SIAC or otherwise, and shall also mean any other shares and any other securities of SIAC of any kind whatsoever which may hereafter be issued as a dividend or distribution in respect of or in exchange for Subject Shares.

§ 2. Neither Principal shall sell, transfer, assign, give, pledge, or otherwise dispose of or encumber any Subject Shares or any interest therein (except by operation of law by reason of insolvency or other cause) unless it shall have obtained the written consent of the other Principal.

§ 3. Notwithstanding § 2, a Principal who has not satisfied the provisions of § 2 may sell any Subject Shares or any interest therein in accordance with the following provisions of this § 3. Such selling Principal shall first deliver to the other Principal a notice as to the following: (A) the consideration to be received and the other material terms of the Transaction; (B) the amount and kind of Subject Shares which the selling Principal desires to sell; and (C) the name and address of the prospective Transferee. For the purposes of this § 3 and § 4 “Transferee” shall mean a bona fide purchaser and “Transaction” shall mean an arms’

length proposal from a person having both the funds and the legitimate intent to purchase the Subject Shares. In the event that the other Principal delivers, pursuant to the provisions of § 4, a notice or notices to the selling Principal of an election or elections to purchase all of the Subject Shares which the selling Principal has stated it desires to sell, and if the Selling Principal has not received payment pursuant to the terms hereof for such Subject Shares within 35 days from the date upon which the other Principal shall have received the selling Principal’s notice, the selling Principal may, within a period of 20 days from the date of expiration of such 35-day period dispose of the Subject Shares referred to in its notice to the Transferee named pursuant to requirement (C) above at a price not less than the price stated in its notice. If such Subject Shares are not disposed of within such period of 20 days, they shall again become subject to the restrictions of this agreement.

§ 4. (A) In the event that a Principal receives a notice from a selling Principal pursuant to § 3, the non-selling Principal shall have the option to purchase no less than all of the Subject Shares which the selling Principal has stated it desires to sell in the notice referred to above at the lower of the Option Price or the price stated in such notice as currently being offered to the selling Principal by the Transferee; provided, however, that if part or all of the consideration stated in such notice is other than cash, the fair market value of such consideration in cash may be substituted at the option of the purchaser.

(B) An option on the part of a Principal arising under Subsection A of this § 4 may be exercised by such Principal during a period of 30 days after the date upon which notice is received. In the event that the non-selling Principal does not exercise the option to purchase all the Subject Shares referred to in the aforementioned notice, the selling Principal may dispose of the Subject Shares referred to in the notice in the manner set forth in the notice. Any option arising under this § 4 may be exercised by a Principal by giving written notice to the selling Principal of election to make such purchase. Payment for the shares elected to be purchased pursuant to this § 4 shall be made by certified check payable to the order of the selling Principal at the principal offices of SIAC against receipt of certificates representing the Subject Shares being purchased duly endorsed for transfer, or accompanied by a stock power or powers executed in blank, together with revenue stamps in an amount sufficient to pay any and all stock transfer taxes which may be required in respect of the sale of the Subject Shares. Such payment and delivery shall be made within 5 days after the date of the notice of exercise.

§ 5. SIAC shall not transfer any Subject Shares on its books (except Subject Shares to be transferred to a person taking by operation of law) unless such transfer is to be made (A) to a Principal or (B) unless such transfer is to be made pursuant to a sale in compliance with § 3 and the Transferee files with SIAC evidence satisfactory to it that the Subject Shares to be transferred have been acquired in compliance with § 3.

§ 6. An executed copy of this agreement shall be filed with the Secretary of SIAC, and SIAC shall cause to be placed on all certificates or other instruments representing Subject Shares a legend substantially as follows:

“The sale, assignment, transfer, pledge or other disposition of this certificate and the shares represented hereby are subject to all of the terms, conditions and restrictions contained in a certain agreement dated as of July 17, 1972, among New York Stock Exchange, Inc., American Stock Exchange, Inc., and Securities Industry Automation Corporation, as the same may from time to time be amended as therein provided, to all of which the holder hereof, by acceptance hereof, assents. A copy of said agreement (including any and all amendments), to which reference is hereby made, is on file in the office of the Secretary of Securities Industry Automation Corporation.”

§ 7. The Principals may, at any time, and from time to time, prepare a Certificate of Agreed Value, fixing an amount as the Option Price, which Certificate when signed by the Principals and filed with the minutes of SIAC shall fix the Option Price for all purposes of this agreement at the figure set forth in such Certificate for a period of one year after the date thereof; provided, however, that such Option Price shall be appropriately adjusted to reflect any stock dividend, stock split, recapitalization, or reorganization or similar event affecting the Subject Shares. In the event that more than one such Certificate is filed, only the most recently filed Certificate shall be effective.

In the event that the Option Price is not fixed pursuant to the foregoing procedure, it shall be determined by an appraisal committee (the “Committee”) which shall consist of two persons appointed by NYSE, two persons appointed by AMEX and one person appointed by such four persons. If such four persons are unable to agree upon such one person, such person shall be selected in accordance with the rules of the American Arbitration Association. The Committee shall, for the purposes of this agreement, set the Option Price by determining the fair market value of the Subject Shares on the basis of the most recent audited and unaudited financial statements for SIAC which shall be available and such other factors as they shall deem appropriate and giving consideration to SIAC’s book value, unrecorded tangible assets and intangible assets. Such Option Price shall be binding upon the Principals unless they shall thereafter establish a different Option Price pursuant to the Certificate of Agreed Value procedure described above.

§ 8. Each Principal agrees that it will vote all of its Subject Shares in favor of the election of members of the board of directors of SIAC as follows:

A. For six directors selected by the Board of Directors of NYSE, provided that at least four of those six shall be selected by said Board of Directors from among its members.

B. For three directors selected by the Board of Governors of AMEX, provided that at least two of those three shall be selected by said Board of Governors from among its own members.

C. For three directors selected by the Securities Industry Association from among executives of organizations which are members of both the NYSE and AMEX principally engaged in the management and operations areas.

D. For one director who shall be selected by the Principals. It is contemplated that such director will serve as chief executive officer of SIAC.

Notwithstanding the foregoing, neither Principal shall be required so to vote unless it receives prior to the time of any such vote satisfactory evidence of the selections made pursuant to clauses (A), (B), (C) and (D) above. A certified resolution of the Board of Directors of the appropriate organization shall be deemed satisfactory evidence for the purpose of this provision.

If a vacancy shall be caused in the Board of Directors by the death, physical or mental disability, resignation or removal of a director, a person shall be selected (which selection shall be evidenced as provided in the preceding paragraph) to fill the vacancy pursuant to the same provision by which the director who died, became disabled, resigned or was removed was selected.

NYSE agrees that in the event that at any time after May 31, 1973 during the term of this agreement less than four of the six persons selected by it for election as directors of SIAC shall be members of the Board of Directors of NYSE, it will request the resignation as directors of SIAC of such of the persons so selected in order to permit the election of such number of members of the NYSE Board of Directors to the SIAC Board of Directors as shall result in not less than four of the six persons selected by NYSE being members of the Board of Directors of NYSE; and NYSE agrees that upon the occurrence of such resignation or resignations it will select from among the members of its Board of Directors such number of persons as shall be necessary to fill the vacancy or vacancies so created.

AMEX agrees that in the event that at any time after April 30, 1973 during the term of this agreement less than two of the three persons selected by it for election as directors of SIAC shall be members of the Board of Governors of AMEX, it will request the resignations as directors of SIAC of such of the persons so selected in order to permit the election of such number of members of the AMEX Board of Governors to the SIAC Board of Directors as shall result in not less than two of the three persons selected by AMEX being members of the Board of Governors of AMEX; and AMEX agrees that upon the occurrence of such resignation or resignations it will select from among the members of its Board of Governors such number of persons as shall be necessary to fill the vacancy or vacancies so created.

§ 9. SIAC and each Principal agrees that the business and affairs of SIAC shall be managed by its Board of Directors; provided, however, that any new project undertaken by SIAC or authorized by such Board which is projected to cost in excess of $500,000 or the continuation of any project previously undertaken by SIAC the projected cost of which is revised so that the entire cost thereof shall exceed $500,000 or any project which would require a change in any rule or policy of either Principal or which would involve the provision of services directly to a person or persons other than the Principals or a subsidiary of either Principal (other than any subsidiary of NYSE which is not directly or indirectly wholly-owned by NYSE to which the business of the Central Certificate Service Division of Stock Clearing Corporation, a wholly-owned subsidiary of NYSE, may be transferred) shall not be implemented or continued unless and until it has also been consented to by the Principals; provided further that the Board of Directors of SIAC may nevertheless implement any such project projected to cost in excess of $500,000 which does not receive the required consent of the Principals, if one of the Principals or any other person other than SIAC agrees to assume the entire expense of such project (in which event the person assuming the expense shall have all proprietary rights in respect of any such project), and may implement any such project which would require a change in any rule or policy of either Principal if the only Principal whose rule or policy is required to be changed consents thereto.

§ 10. In the event that NYSE at any time during the term of this agreement deems it advisable and beneficial for tax purposes in the interests of a majority of the members of each of NYSE and AMEX that NYSE file consolidated federal income tax returns with SIAC, NYSE shall have the right to purchase from AMEX the minimum number of Subject Shares that legal counsel for NYSE shall deem it necessary for NYSE to own in order to permit such filing, such shares to be sold at the Option Price, and this agreement shall be amended in such manner as legal counsel for NYSE shall deem necessary in order to permit such filing.

In such event, NYSE shall deliver a written notice to AMEX stating the minimum number of Subject Shares that it must purchase and the amendments to this agreement which shall be necessary in order to accomplish the objectives set forth in the preceding sentence which notice shall be accompanied by a copy of the opinion of legal counsel for NYSE referred to in such sentence. Payment for the shares elected to be purchased pursuant to this § 10 shall be made by certified check payable to the order of AMEX at the principal offices of SIAC against receipt of certificates representing the Subject Shares being purchased, duly endorsed for transfer, or accompanied by a stock power or powers executed in blank, together with revenue stamps in an amount sufficient to pay any and all stock transfer taxes which may be required in respect to the sale of the Subject Shares. Such payment and delivery shall be made within 5 days after the date of the aforementioned notice. Notwithstanding the foregoing, AMEX shall not be required to sell any such shares to NYSE and shall not be required to accept any amendment to this agreement unless it shall consent thereto, which consent shall not be unreasonably withheld.

§ 11. All disputes, differences and controversies (other than those relating to the determination of the

Option Price under § 7) arising under or in connection with this agreement or the breach or alleged breach hereof shall, at the election of either Principal, be settled and finally determined by arbitration in the City of New York by a person mutually agreed upon and otherwise in accordance with the then existing rules of the American Arbitration Association, and in the absence of agreement as to the arbitrator, by a person selected in accordance with such rules. The expenses of any such proceeding shall be shared equally by NYSE and AMEX, unless the arbitrator shall otherwise determine.

§ 12. This agreement shall continue in force until both Principals shall agree to its termination or until one of the Principals shall not own shares of SIAC having the right to cast at least 5% of the votes for the election of directors of SIAC.

§ 13. Any notice or other communication to any of the parties hereto shall be given in writing and delivered, or sent by registered mail in a postpaid envelope, to such party at this address set forth below, or at such other address as such party shall hereafter furnish to the other parties hereto in writing:

New York Stock Exchange, Inc.	11 Wall Street
New York, N.Y. 10005

Attention: President

American Stock Exchange, Inc.	86 Trinity Place
New York, N.Y. 10005

Securities Industry	11 Wall Street
Automation Corporation	New York, N.Y. 10005

Attention: President

§ 14. This agreement may be amended only by an instrument in writing signed by the Principals, an executed copy of which shall be filed with the Secretary of SIAC.

§ 15. This agreement contains the entire agreement of the parties with respect to its subject matter, and no modification or waiver of any provision thereof, unless it be in writing and signed by all of the parties hereto, shall be effective.

§ 16. The waiver or breach of any term or condition of this agreement shall not be deemed to constitute a waiver of any other breach of the same or any other term or condition.

§ 17. If any provision or paragraph in this agreement shall be deemed or declared invalid, it shall not affect the validity of any other provision or paragraph of this agreement.

§ 18. This agreement and all of the provisions hereof shall be binding upon the parties hereto and their successors and assigns.

§ 19. This agreement shall be construed in

accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have executed this shareholders agreement as of the day and year first above written.

NEW YORK STOCK EXCHANGE, INC.

By	/s/

AMERICAN STOCK EXCHANGE, INC.

By	/s/

SECURITIES INDUSTRY AUTOMATION CORPORATION

By	/s/

AMENDMENT TO SHAREHOLDERS AGREEMENT

AGREEMENT dated as of May 29, 1973, by and among the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and Securities Industry Automation Corporation.

WHEREAS, the parties hereto have entered into a Shareholders Agreement dated July 17, 1972 (the Agreement); and

WHEREAS, the parties hereto desire to amend the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties agree as follows:

1. Paragraphs A and B of § 8 of the Agreement are hereby amended to read in their entirety as follows:

“A. For six directors selected by the Chairman of the Board of NYSE, provided that at least four of those six shall not be officers or employees of NYSE unless they are also members of the Board of Directors of NYSE.

“B. For three directors selected by the Chairman of the Board of AMEX, provided that at least two of those three shall not be officers or employees of AMEX unless they are also members of the Board of Directors of AMEX.”

2. The last sentence of the second paragraph of §8 of the Agreement which reads as follows:

“A certified resolution of the Board of Directors of the appropriate organization shall be deemed satisfactory evidence for the purpose of this provision.”

is hereby amended to read as follows:

“A written statement of the chief executive officer of the appropriate organization shall be deemed satisfactory evidence for the purpose of this provision.”

3. The last two paragraphs of § 8 of the Agreement are hereby deleted in their entirety.

4. The provisions of the Agreement, as amended hereby, are in all respects ratified and confirmed.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the day and year first above written.

NEW YORK STOCK EXCHANGE, INC.

BY	/s/
Chairman of the Board

AMERICAN STOCK EXCHANGE, INC.

BY	/s/
Chairman of the Board

SECURITIES INDUSTRY AUTOMATION CORPORATION

BY	/s/

2

AMENDMENT TO SHAREHOLDERS AGREEMENT

AGREEMENT dated April 25, 1977, by and among the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and Securities Industry Automation Corporation.

WHEREAS, the parties hereto have entered into a Shareholders Agreement dated July 17, 1972 (the Agreement); and

WHEREAS, the parties hereto have heretofore amended the Agreement as of the 29th day of May 1973; and

WHEREAS, the parties hereto desire to further amend the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties agree as follows:

1. § 8 of the Agreement is hereby amended by adding a Paragraph E which shall read as follows:

“E.   For one director who shall be selected by the Board of Governors of the National Association of Securities Dealers.”

2. The first sentence of the second paragraph of § 8 of the Agreement which reads as follows:

“Notwithstanding the foregoing, neither Principal shall be required so to vote unless it receives prior to the time of any such vote satisfactory evidence of the elections made pursuant to clauses (A), (B), (C) and (D) above.”

is hereby amended to read as follows:

“Notwithstanding the foregoing, neither Principal shall be required so to vote unless it receives, prior to the time of any such vote, satisfactory evidence of the selections made pursuant to clauses (A), (B), (C), (D) and (E) above.”

3. The provisions of the Agreement, as previously amended, and as amended hereby, are in all respects ratified and confirmed.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the day and year first above written.

NEW YORK STOCK EXCHANGE, INC.

BY	/s/
EXECUTIVE VICE PRESIDENT

AMERICAN STOCK EXCHANGE, INC.

BY	/s/
EXECUTIVE VICE PRESIDENT

SECURITIES INDUSTRY AUTOMATION CORPORATION

BY	/s/
PRESIDENT

AMENDMENT TO SHAREHOLDERS AGREEMENT

AGREEMENT dated as of May 27, 1982, by and among the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and Securities Industry Automation Corporation.

WHEREAS, the parties hereto have entered into a Shareholders Agreement dated July 17, 1972 (the Agreement); and

WHEREAS, the parties hereto have heretofore amended the Agreement as of May 29, 1973 and April 25, 1977; and

WHEREAS, the parties hereto desire to further amend the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties agree as follows:

1. § 8 of the Agreement is hereby amended by deleting Paragraph E in its entirety which reads as follows:

“E. For one director who shall be selected by the Board of Governors of the National Association of Securities Dealers.”

2. The first sentence of the second paragraph of § 8 of the Agreement which reads as follows:

“Notwithstanding the foregoing, neither Principal shall be required so to vote unless it receives prior to the time of any such vote satisfactory evidence of the elections made pursuant to clauses (A), (B), (C), (D) and (E) above.”

is hereby amended to read as follows:

“Notwithstanding the foregoing, neither Principal shall be required so to vote unless it receives, prior to the time of any such vote, satisfactory evidence of the selections made pursuant to the clauses (A), (B), (C), and (D) above.”

3. The provisions of the Agreement, as previously amended, and as amended hereby, are in all respects ratified and confirmed.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the day and year first above written.

NEW YORK STOCK EXCHANGE, INC.

BY	/s/
PRESIDENT

AMERICAN STOCK EXCHANGE, INC.

BY	/s/
PRESIDENT

SECURITIES INDUSTRY AUTOMATION CORPORATION

By	/s/
PRESIDENT

AMENDMENT TO SHAREHOLDERS AGREEMENT

AGREEMENT dated as of March 22, 1983, by and among the New York Stock Exchange, Inc. (NYSE), the American Stock Exchange, Inc. (AMEX), and Securities Industry Automation Corporation (SIAC).

WHEREAS, the parties hereto have entered into a Shareholders Agreement dated July 17, 1972 (the “Agreement”); and

WHEREAS, the parties hereto have heretofore amended the Agreement as of May 29, 1973, April 25, 1977 and May 27, 1982; and

WHEREAS, the parties hereto desire to further amend the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties agree as follows:

1. Paragraph A of § 8 of the Agreement is hereby amended to read in its entirety as follows:

“A. For seven (7) directors selected by the Chairman of the Board of NYSE, provided that at least five (5) of those seven (7) shall not be officers or employees of NYSE unless they are also members of the Board of Directors of NYSE.”

2. The provisions of the Agreement, as amended hereby, are in all respects ratified and confirmed.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the day and year first above written.

NEW YORK STOCK EXCHANGE, INC.

BY	/s/
PRESIDENT

AMERICAN STOCK EXCHANGE, INC.

BY	/s/
PRESIDENT

SECURITIES INDUSTRY AUTOMATION CORPORATION

BY	/s/
PRESIDENT

AMENDMENT TO SHAREHOLDERS AGREEMENT

AGREEMENT dated as of May 27, 1992, by and among the New York Stock Exchange, Inc. (NYSE), the American Stock Exchange, Inc. (AMEX), and Securities Industry Automation Corporation (SIAC).

WHEREAS, the parties hereto have entered into a Shareholders Agreement dated July 17, 1972 (the “Agreement”); and

WHEREAS, the parties hereto have heretofore amended the Agreement as of May 29, 1973, April 25, 1977, May 27, 1982 and March 22, 1983; and

WHEREAS, the parties hereto desire to further amend the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties agree as follows:

1.    Paragraph B of § 8 of the Agreement is hereby amended to read in its entirety as follows:

“B. For three (3) directors selected by the Chairman of the Board of AMEX, provided that at least one (1) of those three (3) shall not be an officer or employee of AMEX.

2.    The provisions of the Agreement, as amended hereby, are in all respects ratified and confirmed.

3.    This Amendment may be signed in counterparts and each such counterpart shall be deemed an original.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the day and year first above written.

NEW YORK STOCK EXCHANGE, INC.

BY	/s/

AMERICAN STOCK EXCHANGE, INC.

BY	/s/

SECURITIES INDUSTRY AUTOMATION CORPORATION

BY	/s/

2